Unaudited Pro Forma Combined Financial Data

On November 5, 2012, Nexstar Broadcasting, Inc. (“Nexstar”), a wholly-owned, indirect subsidiary of Nexstar Broadcasting Group, Inc. entered into an asset purchase agreement with Newport Television LLC to acquire KGPE, the CBS affiliate in the Fresno, California market, and KGET, the NBC/CW affiliate, and KKEY-LP, the low powered Telemundo affiliate, both in the Bakersfield, California market for $35.4 million in cash, subject to adjustments for working capital acquired (the “California Acquisition”). The California Acquisition closed as of February 1, 2013 and was funded with cash on hand at the time.

On July 18, 2012, Mission Broadcasting, Inc. (“Mission”) entered into an asset purchase agreement with Newport Television LLC and Newport Television License LLC (collectively, “Newport”) to acquire two television stations and associated digital sub-channels in Little Rock, Arkansas for total consideration of $60.0 million in cash (the “Little Rock Acquisition”). Nexstar entered into local service agreements with Mission to provide sales and operating services to the acquired stations. The Little Rock Acquisition closed as of January 1, 2013.

In connection with the Little Rock Acquisition, Mission secured commitments for $139.0 million in new senior secured credit facilities comprised of $104.0 million in term loans due 2019 and $35.0 million in revolving credit due December 2017 (the “New Senior Secured Credit Facility”). The Company used the proceeds of these loans to finance the Little Rock Acquisition, as well as for retirement of debt outstanding under the Company’s existing senior secured credit facilities (the “Existing Senior Secured Credit Facilities”).

On July 18, 2012, Nexstar entered into an asset purchase agreement with Newport to acquire ten television stations and associated digital multichannels in Salt Lake City, Utah, Memphis, Tennessee, Syracause, New York, Binghamton, New York, Elmira, New York, Watertown, New York and Jackson, Tennessee and Newport’s Inergize Digital Media operations for total consideration of $225.5 million in cash (the “Newport Acquisition”). The Newport Acquisition closed as of December 1, 2012.

The California Acquisition, the Little Rock Acquisition, the Newport Acquisition and issuance of additional amounts to finance the Acquisitions under the New Senior Secured Credit Facility are collectively known as the “Transactions.”

The unaudited pro forma combined statements of operations give effect to the Transactions as if they had occurred on January 1, 2012. The unaudited pro forma combined balance sheet data gives effect to the Transactions as if they had occurred on December 31, 2012. The unaudited pro forma combined financial data should be read in conjunction with the audited financial statements of Nexstar Broadcasting Group, Inc. filed in the Annual Report on Form 10-K on March 15, 2013 with the Securities and Exchange Commission (“SEC”) and the audited financial statements of the assets acquired in the California Acquisition as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 filed in this Current Report on Form 8-K. As all acquisitions included in the Transactions were acquired from the same seller, the SEC considers these acquisitions to be a single transaction for purposes of assessing materiality. The purpose of these proforma combined financial statements is to provide information regarding the California Acquisition. The proforma combined financial statements and audited financial statements as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 and unaudited financial statements as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 for the combined Newport Acquisition and Little Rock Acquisition were filed by Nexstar in a Current Report on Form 8-K on November 19, 2012 and in a Registration Statement on Form S-8 on November 5, 2012 and the proforma combined financial statements and audited financial statements as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 and unaudited financial statements as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 for the Little Rock Acquisition were filed by Mission in a Current Report on Form 8-K on March 19, 2013. The Newport Acquisition and Little Rock Acquisition are presented in these proforma combined financial statements in a single presentation, inclusive of pro forma adjustments, as of and for the nine months ended September 30, 2012.

The unaudited pro forma combined financial data do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2012
(in thousands)

	Historical Nexstar	Historical California Acquisition	California Acquisition Pro Forma Adjustments		Little Rock Acquisition, Per Previous 8-K Pro Forma	Little Rock Acquisition Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$68,999	-	(32,061)	(a)	4,747	136	41,821
Accounts receivable, net	74,553	3,599	(3,553)	(b)	-	13	74,612
Current portion of broadcast rights	8,477	624	(552)	(c)	583	1,696	10,828
Prepaid expenses and other current assets	11,297	76	159	(b)	74	(16)	11,590
Total current assets	163,326	4,299	(36,007)		5,404	1,829	138,851
Property and equipment, net	180,162	10,525	(1,231)	(d)	11,153	-	200,609
Broadcast rights	8,631	-	-		455	(455)	8,631
Goodwill	148,409	11,411	(10,338)	(e)	13,032	(305)	162,209
FCC licenses	198,257	7,697	6,621	(f)	-	-	212,575
FCC licenses of Mission	21,939	-	-		16,827	-	38,766
Other intangible assets, net	122,491	486	10,185	(g)	19,513	-	152,675
Deferred tax assets	72,090	-	-		-	-	72,090
Other noncurrent assets, net	30,510	-	(3,540)	(a)	(4,575)	-	22,395
Total assets	$945,815	34,418	(34,310)		61,809	1,069	1,008,801
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$2,175	-	-		450	-	2,625
Current portion of broadcast rights payable	9,094	624	(552)	(c)	1,011	(1,011)	9,166
Accounts payable	12,324	493	(346)	(b)	4	(4)	12,471
Accrued expenses	18,122	653	(604)	(b)	378	(378)	18,171
Taxes payable	983	-	-		-	-	983
Interest payable	8,703	-	-		-	-	8,703
Deferred revenue	2,276	-	-		-	-	2,276
Other liabilities of Mission	3,195	-	-		-	2,878	6,073
Other liabilities	1,131	12	(12)	(b)	-	-	1,131
Total current liabilities	58,003	1,782	(1,514)		1,843	1,485	61,599
Debt	855,467	-	-		59,550	-	915,017
Broadcast rights payable	8,674	-	-		552	(552)	8,674
Other liabilities of Mission	7,511	-	-		-	-	7,511
Other liabilities	13,206	-	-		-	-	13,206
Total liabilities	942,861	1,782	(1,514)		61,945	933	1,006,007
Commitments and contingencies
Stockholders' deficit:
Preferred stock	-	-	-		-	-	-
Common stock	294	-	-		-	-	294
Owners’ equity	-	32,636	(32,636)	(b)	-	-	-
Additional paid-in capital	410,514	-	-		-	-	410,514
Accumulated deficit	(407,854)	-	(160)	(h)	(136)	136	(408,014)
Total stockholders’ equity	2,954	32,636	(32,796)		(136)	136	2,794
Total liabilities and stockholders’ equity	$945,815	34,418	(34,310)		61,809	1,069	1,008,801

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except per share amounts)

		Newport Acquisition and Little Rock Acquisition				California Acquisition
	Historical Nexstar	Per Previous 8-K Pro Forma	Additional Months	Pro Forma Adjustments		Historical	Reclassifi-cations	Pro Forma Adjustments		Pro Forma Combined

Net revenue	$378,632	$75,929	$27,880	$-		$22,560	$-		$-		$505,001
Operating expenses:

Direct operating expenses, excluding depreciation and amortization.........................................	91,764	18,594	6,138	-		8,997	(1,246)	(m)	-		124,247
Selling, general, and administrative expenses, excluding depreciation and amortization..........	117,535	26,920	7,256	(844)	(i)	7,933	-		-		158,800
Amortization of broadcast rights.....................................................................................................	22,411	5,385	1,541	-		-	1,246	(m)	-		30,583
Depreciation and amortization........................................................................................................	46,549	6,847	1,573	7,112	(j)	1,157	-		(183)	(n)	63,055
Loss (gain) on asset disposal, net....................................................................................................	468	529	(12)	-		(14)	-		-		971
Total operating expenses.....................................................................................	278,727	58,275	16,496	6,268		18,073	-		(183)		377,656
Income from operations............................................................................................................................	99,905	17,654	11,384	(6,268)		4,487	-		183		127,345
Interest expense, net..................................................................................................................................	(51,559)	(11,891)	-	(3,590)	(k)	-	-		-		(67,040)
Loss on extinguishment of debt................................................................................................................	(3,272)	497	-	-		-	-		-		(2,775)
Equity in losses of nonconsolidated affiliates........................................................................................	-	(304)	(74)	-		-	-		-		(378)
Income (loss) from continuing operations before income tax benefit (expense)...............................	45,074	5,956	11,310	(9,858)		4,487	-		183		57,152
Income tax benefit (expense)....................................................................................................................	132,279	(4,102)	-	1,065	(l)	-	-		(1,915)	(o)	127,327
Income (loss) from continuing operations..............................................................................................	177,353	1,854	11,310	(8,793)		4,487	-		(1,732)		184,479
Gain on disposal of station, net of income tax........................................................................................	5,139	-	-	-		-	-		-		5,139
Net income (loss)......................................................................................................................................	$182,492	$1,854	$11,310	$(8,793)		$4,487	$-		$(1,732)		$189,618

Net income (loss) per common share:
Basic .................................................................................................................................................	$6.31										$6.55
Diluted...............................................................................................................................................	$5.94										$6.17

Weighted average number of common shares outstanding:
Basic..................................................................................................................................................	28,940										28,940
Diluted...............................................................................................................................................	30,732										30,732

See the accompanying notes to the unaudited pro forma combined financial data.

Notes to Unaudited Pro Forma Combined Financial Data

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements and explanatory notes give effect to the Transactions as of and for the dates and periods identified. As discussed in the Company’s consolidated financial statements contained in previously filed Forms 10-Q and 10-K, Mission is included in such financial statements because Nexstar is deemed under U.S. GAAP to have a controlling financial interest in Mission as a variable interest entity for financial reporting purposes. The unaudited pro forma combined balance sheet is presented as if the Transactions had occurred as of December 31, 2012. The unaudited pro forma combined statement of operations is presented as if the Transactions had occurred on January 1, 2012. As all acquisitions included in the Transactions were acquired from the same seller, the SEC considers these acquisitions to be a single transaction for purposes of assessing materiality. The purpose of these proforma combined financial statements is to provide information regarding the California Acquisition. The proforma combined financial statements for the combined Newport Acquisition and Little Rock Acquisition were filed by Nexstar in a Current Report on Form 8-K on November 19, 2012 and the proforma combined financial statements for the Little Rock Acquisition were filed by Mission in a Current Report on Form 8-K on March 19, 2013. The Newport Acquisition and Little Rock Acquisition are presented in these pro forma combined financial statements in a single presentation, inclusive of pro forma adjustments, as of and for the nine months ended September 30, 2012.

The California Acquisition will be accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on the notes offered hereby and the term loans under our senior secured credit facility, the valuation of goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs to be incurred related to the Transactions and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of the Company and the assets acquired in the California Acquisition after giving effect to the Transactions, as well as the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the California Acquisition was consummated as of January 1, 2012. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and the historical consolidated financial statements and accompanying notes of the Company and the assets acquired in the California Acquisition.

Note 2—Purchase Price Allocation

The following table summarizes, as of December 31, 2012, the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the California Acquisition (in thousands):

Property and equipment	$9,294
FCC licenses	14,318
Other intangible assets	10,671
Other assets	423
Goodwill	1,073
Other liabilities	(338)
Net assets acquired	$35,441

The amount allocated to definite-lived intangible assets primarily represents the estimated fair values of network affiliation agreements, which will be amortized over 15 years.

The preliminary purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the Acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Acquisition could have a material impact on our depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.1 million.

Goodwill of $1.1 million is attributable to future expense reductions utilizing management’s leverage in programming and other station operating costs. We anticipate that the goodwill and FCC licenses will be deductible for tax purposes.

Note 3—Pro Forma Adjustments

The unaudited pro forma combined financial statements reflecting the Transactions include adjustments attributed to the California Acquisition and related fees and expenses. The unaudited pro forma combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of the Newport Assets. The California Acquisition includes programming assets and obligations, FCC broadcast licenses, and property, plant, and equipment. The California Acquisition excludes cash and cash equivalents, working capital items such as accounts receivable, accounts payable and accrued liabilities, assets and obligations related to Newport’s corporate operations and overhead, and obligations under Newport’s outstanding debt arrangements. Accordingly, the unaudited pro forma combined financial statements include adjustments to reverse the assets and liabilities of the Newport Assets that are not being acquired by us pursuant to the asset purchase agreements.

The unaudited pro forma combined statement of operations does not include any costs that may result from acquisition and integration activities. The unaudited pro forma combined statements of operations does not include any adjustments to eliminate operating expenses associated with Newport’s corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The Little Rock Acquisition is presented in two columns on the Unaudited Pro Forma Combined Balance Sheet. The first column, labeled Little Rock Acquisition, Per Previous 8-K Pro Forma, represents the Newport historical amounts plus pro forma adjustments included in Mission’s Form 8-K filed on March 19, 2013, which gives effect to the Little Rock Acquisition as if it had occurred on September 30, 2012. The second column, labeled Little Rock Acquisition Adjustments, represents changes between balances of certain accounts between those amounts as of September 30, 2012 and December 31, 2012 balances, as well as adjustments needed to the broadcast rights balances to conform the accounting to the Company’s policy, and reclassifications needed to conform to Nexstar’s balance sheet presentation.

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the California Acquisition as of December 31, 2012 are as follows:

(a)	Represents the purchase price of $35.4 million, less escrow deposit payment of $3.5 million per the Asset Purchase Agreement, and an approximation of the acquisition related costs of $160 thousand.

(b)	Certain assets and liabilities of the California Assets were not acquired or assumed in the Asset Purchase Agreements. Additionally, working capital changes through the closing date are reflected.

(c)	Represents an adjustment needed to conform the accounting for broadcast rights to Nexstar’s policy, where programs that have not yet been produced are not recognized as assets and liabilities.

(d)	Represents the estimated fair values of the acquired property and equipment, less the values previously recorded in the historical financial statements of the California Assets.

(e)
Represents the difference between the purchase price and the fair value of the acquired net assets, less the goodwill previously recorded in the historical financial statements of the California Assets.

(f)	Represents the estimated fair values of the acquired FCC licenses by Nexstar, less the FCC licenses previously recorded in the historical financial statements of the Newport Assets.

(g)
Represents the estimated fair values primarily of the network affiliation agreements of the acquired stations, less the other intangibles, net previously recorded in the historical financial statements of the California Assets.

(h)	Represents the estimated acquisition costs that had not yet been paid, primarily relating to legal and other professional fees.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

The Newport and Little Rock Acquisitions are presented in three columns on the Unaudited Pro Forma Combined Statement of Operations. The first column, labeled Per Previous 8-K Pro Forma, represents the historical amounts plus pro forma adjustments of the stations acquired in the Newport Acquisition and the Little Rock Acquisition, included in Nexstar’s Form 8-K filed on November 19, 2012, which gives effect, through September 30, 2012, to the Little Rock Acquisition as if it had occurred as of January 1, 2012. The second column, labeled Additional Months, represents historical financial results from stations acquired in the Newport Acquisition for the two months ended November 30, 2012 (the Newport Acquisition closed as of December 1, 2012 and the financial results are included in the historical Nexstar financial results from that date forward) and the stations acquired in the Little Rock Acquisition for the three months ended December 31, 2012 (since that transaction closed as of January 1, 2013) (“Additional Months”). The third column, labeled Pro Forma Adjustments, represents pro forma adjustments needed for the Additional Months for the respective acquisitions as explained below.

The pro forma adjustments in the unaudited pro forma combined statement of operations related to the Newport and Little Rock Acquisitions effective as of January 1, 2012 that were not included in the previous pro forma presentation for the period from January 1, 2012 through September 30, 2012 are as follows:

(i)	Represents the acquisition related expenses attributable to the Newport and Little Rock Acquisitions recognized by Nexstar in the three months ended December 31, 2012.

(j)
Represents the first year amortization for the acquired intangible assets of $8.9 million and depreciation of property and equipment acquired of $5.6 million, less the depreciation and amortization previously recognized in the historical financial statements of the assets acquired.

(k)	Represents incremental interest expense incurred during the Additional Months on debt drawn to fund the Newport and Little Rock Acquisitions.

(l)	Represents Nexstar’s statutory tax rate of 41% on the net income of the assets acquired in the Newport and Little Rock Acquisitions.

The pro forma adjustments in the unaudited pro forma combined statement of operations related to the California Acquisition effective as of January 1, 2012 are as follows:

(m)
The historical financial statements of the California Assets included the amortization of cash and barter broadcast rights in direct operating expenses. These amounts were reclassified to conform to the presentation in the Company’s consolidated financial statements.

(n)
Represents the amortization for the year ended December 31, 2012 of acquired intangible assets of $0.4 million and depreciation of property and equipment acquired of $0.5 million, less the depreciation and amortization previously recognized in the historical financial statements of the assets acquired.

(o)	Represents Nexstar’s statutory tax rate of 41% on the net income of the assets acquired in the California Acquisition.